UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Journal Communications, Inc.
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Journal/Scripps Transaction Overview January 2015 Filed by Journal Communications, Inc. Pursuant to Rule 425 under the Securities Act of 1933 and pursuant to Rule 14a-6 under the Securities Act of 1934 Subject Company: Journal Communications, Inc. Commission File No.: 001- 31805 Date: February 6, 2015

Journal/Scripps Transaction Transaction announced July 30, 2014 Scripps (NYSE: SSP) and Journal (NYSE: JRN) will merge their respective broadcasting businesses under the Scripps banner. They will spin off and merge their respective newspaper businesses to form a new public publishing company, Journal Media Group. The transaction requires the approval by our shareholders of two proposals, which are referred to in the joint proxy statement as the Journal spin-off proposal and the Journal merger proposal. 2/6/2015 Journal Communications 2

Journal/Scripps Transaction 2/6/2015 Journal Communications 3 Journal Communications Scripps Broadcast (TV) Newspapers Broadcast (TV and Radio) Newspaper Scripps Journal Media Group Broadcast (TV and Radio) Newspapers Today 2 separate, public companies After Closing 2 separate, public companies Headquartered in Cincinnati Headquartered in Cincinnati Headquartered in Milwaukee Headquartered in Milwaukee

Benefits of the Transaction

Benefits of the Transaction Two attractive companies – one publishing and one broadcasting – will be well positioned to innovate and compete in their industries. Scripps will become the fifth largest independent TV group in the country, with TV and radio stations serving 26 markets. The expanded Scripps is expected to generate significant political and issue advertising revenue during election cycles. Current Journal Broadcast Group TV and radio stations will be able to take advantage of the significant digital investments Scripps has made. Journal Media Group will own and operate 14 daily newspapers. The company will begin operations with increased scale, a simplified capital structure, significantly reduced pension obligations, and a strong balance sheet. 2/6/2015 Journal Communications 5

Benefits of the Transaction Transaction expected to result in substantial long-term value for shareholders of both companies. For each JRN share they own, Journal Communications (NYSE: JRN) shareholders will receive: 0.5176 Scripps (NYSE: SSP) class A common shares, and 0.1950 shares of common stock of the new Journal Media Group 2/6/2015 Journal Communications 6

Benefits of the Transaction The transaction presents a more favorable opportunity for Journal shareholders and employees than other strategic alternatives. The transaction offers benefits to shareholders as well as retains a public company headquarters and corporate staff in Milwaukee. If the transaction is not approved by Journal Communications’ shareholders, Journal will have to reimburse Scripps for up to $7.5 million of Scripps’ expenses, and may also have to pay Scripps a significant termination fee. 2/6/2015 Journal Communications 7

Journal/Scripps Transaction: Journal Pension Scripps is contractually obligated to provide the pension benefit to all Journal employees who qualify – and at the same level of benefit that was determined when the Journal pension plan was frozen in 2009. Scripps has had a pension plan of their own for many years and is experienced in maintaining, funding, and administering a pension plan. Scripps is required by federal law (ERISA) to adequately fund the Journal Communications Pension Plan. As with Journal’s qualified pension plan today, the pension money at Scripps will be held in trust – it cannot be used at any time for any reason other than funding pension obligations. 2/6/2015 Journal Communications 8

Misconceptions about the Transaction

Misconceptions about the Transaction Misconception: “If we vote against the transaction, things will go back to the way they were.” Why it isn’t true: The broadcast and publishing industries have changed significantly over the past decades. If this transaction were not approved, Journal would complete an analysis of its overall strategy. The proposed transaction with Scripps positions the Journal broadcast stations and the Milwaukee Journal Sentinel for success. The transaction with Scripps offers benefits to shareholders as well as retains a public company headquarters and corporate staff in Milwaukee. 2/6/2015 Journal Communications 10

Misconceptions about the Transaction Misconception: “Scripps will own and operate the Journal Sentinel and it will no longer be an independent, locally owned newspaper.” Why it isn’t true: Scripps will not own and operate any newspapers after the closing of the transaction. Journal Media Group will own and operate all of the existing Journal and Scripps newspapers, including the Milwaukee Journal Sentinel. Journal Media Group will be a brand-new publicly traded company that is fully independent of Scripps. Journal Media Group provides added opportunities for the Journal Sentinel given the company’s clean balance sheet and cash. 2/6/2015 Journal Communications 11

Misconceptions about the Transaction Misconception: “I’m worried that Scripps isn’t going to pay Journal’s pension.” Why it isn’t true: Scripps is contractually obligated to provide the pension benefit to all Journal employees who qualify, and at the same level of benefit that was determined when the Journal pension plan was frozen in 2009. Scripps has had a pension plan of their own for many years and is experienced in maintaining, funding, and administering a pension plan. Scripps is required by federal law (ERISA) to adequately fund the Journal Communications Pension Plan. As with Journal’s qualified pension plan today, the pension money at Scripps will be held in trust – it cannot be used at any time for any reason other than funding pension obligations. 2/6/2015 Journal Communications 12

Misconceptions about the Transaction Misconception: “I’m bummed that my favorite radio/TV station is being sold to Scripps and is leaving my home town.” Why it isn’t true: Each of Journal’s brands will continue to operate as they do today. None of our broadcast stations are moving – they will remain in the markets in which they operate today. For the majority of viewers, listeners and readers, the transition of Journal’s broadcast stations to Scripps will be seamless, and they will still be able to tune into and read all of the content available to them through their favorite TV and radio stations and related digital products. 2/6/2015 Journal Communications 13

Next Steps: Shareholder Vote

Journal/Scripps Transaction: Shareholder Vote If You Are a Shareholder: You will receive in the mail a copy of the joint proxy statement /prospectus and a proxy card, which will provide detailed information on the transaction and instructions for voting. Please vote in favor of the transaction promptly after receiving your materials! You can vote by returning your proxy card in the mail, by phone, or online. The Special Meeting of Journal Shareholders to approve the transaction is scheduled for March 11, 2015, at Journal’s headquarters at 333 W. State St., Milwaukee, Wis. 2/6/2015 Journal Communications 15

Additional Information and Where to Find It The proposed transactions involving Journal and Scripps will be submitted to the holders of class A and class B common stock of Journal and to the holders of Common Voting shares of Scripps for their consideration. In connection with the proposed transactions, Scripps filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that includes a joint proxy statement of Journal and Scripps and that also constitutes a prospectus of Scripps. This registration statement was declared effective by the SEC on February 6, 2015. Journal filed with the SEC the joint proxy statement/prospectus on February 6, 2015 and began mailing it to Journal shareholders on or about February 6, 2015. Journal urges investors and shareholders to read the joint proxy statement/prospectus, as well as other documents filed with the SEC, because they contain important information. Investors and shareholders may obtain the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov, from Journal upon request to Jason R. Graham, Senior Vice President - Finance and Chief Financial Officer, at 414-224-2440 or jgraham@jrn.com, or from Scripps Investor Relations, Carolyn Micheli, at carolyn.micheli@scripps.com or 513-977-3732. Forward-Looking Statements This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of Journal and the combined businesses of Journal and Scripps and certain plans and objectives of Journal with respect thereto, including the expected benefits of the proposed spin and merger transactions. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed transactions; the possibility that the expected synergies and value creation from the proposed transactions will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, licensing requirements and tax matters; and the possibility that the proposed transactions do not close, including, but not limited to, due to the failure to satisfy the closing conditions. These forward-looking statements are based on numerous assumptions and assessments made by Journal in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Journal does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Journal’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013 and in its reports filed on Form 10-Q and Form 8-K. 2/6/2015 Journal Communications 16 Disclaimer

Participants in Solicitation Journal, Scripps and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transactions will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Journal’s directors and executive officers in its Annual Report for the year ended December 29, 2013 on Form 10-K filed with the SEC on March 10, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on March 21, 2014. You can find information about Scripps’s directors and executive officers in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on March 4, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on March 21, 2014. These documents can be obtained free of charge from the sources indicated above. 2/6/2015 Journal Communications 17 Disclaimer